Exhibit 99.906.CERT

CERTIFICATIONS PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT

John T. Genoy, President, and Gregory R. Kingston, Treasurer of SunAmerica Series, Inc. (the “registrant”), each certify to the best of his knowledge that:

1.            The attached Form N-CSR report of the registrant fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.            The information contained in such N-CSR report fairly represents, in all material respects, the financial conditions and results of operations of the registrant as of, and for, the periods presented in the report.

Dated: January 5, 2017

/s/	John T. Genoy
John T. Genoy
President

/s/	Gregory R. Kingston
Gregory R. Kingston
Treasurer